UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2007

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 20, 2007, Learning Tree International Limited, a wholly-owned subsidiary of Learning Tree International Inc., entered into a facility sublease agreement with Westinghouse Brake and Signal Holdings Limited covering 9,086 square feet located at Euston House, 24 Eversholt Street, London NW1 1AD, England. The sublease (i) has an eight year term, (ii) includes annual rent of 32.50 Pounds Sterling per square foot, or an aggregate of 295,295 Pounds Sterling (approximately $580,000 USD based on currency exchange rates at March 20, 2007) and (iii) includes six months of free rent.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Learning Tree International, Ltd. – Facility sublease agreement with Westinghouse Brake and Signal Holding Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: March 23, 2007	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer